Exhibit 10.17

NON-REVOLVING LINE OF CREDIT LOAN AGREEMENT AMENDMENT

This Non-Revolving Line of Credit Line of Credit Loan Agreement Amendment (the “Amendment”) is dated as of December 14, 2022, between Loop Media, Inc., a Nevada corporation (the “Borrower”) and Excel Family Partners LLLP and (the “Lender”). Each of the Borrower and Lender is a “Party” to this Amendment and together are “Parties.” Terms used herein but not otherwise defined herein have the meaning given to such terms in the Loan Agreement (defined below).

WHEREAS, the Borrower has entered into that certain Non-Revolving Line of Credit Agreement (the “Agreement”), with an Effective Date of April 25, 2022, with Lender for a non-revolving line of credit not to exceed the sum of US$4,022,986.00, in aggregate.

WHEREAS, the Parties have agreed that the Line of Credit Maturity Date shall be extended from eighteen (18) months from the date of the Agreement to twenty-four (24) months from the date of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lender agree as follows:

1.	Extension of Line of Credit Maturity Date.

Section I – Definitions and Interpretation – 1.1 Terms Defined – “Line of Credit Maturity Date” in the Agreement is hereby removed and replaced in its entirety by the following:

“Line of Credit Maturity Date – Twenty-four (24) months from the Effective Date.”

2.	Miscellaneous.

(a)	Governing Law. This Amendment will be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule.

(b)	Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c)	Entire Agreement. This Amendment, together with the Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BORROWER

LOOP MEDIA, INC.

Address for Notice:

700 N. Central Avenue, Suite 430

Glendale, CA 91203

Email: neil@loop.tv; patrick@loop.com

By: /s/ Neil Watanabe

Name: Neil Watanabe

Title: CFO

LENDER

Excel Family Partners, LLLP

Address for Notice:

103 Plaza Dr. Suite B

St. Clairsville, OH 43950

Email: bcassidysr@yahoo.com

By: Fortress Holdings, LLC, its General Partner

By: /s/ Bruce A. Cassidy, Sr.

Authorized Signatory: Bruce A. Cassidy, Sr.

Title: Manager